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Exhibit 1.1

FOUNDATION COAL HOLDINGS, INC.

                  Shares
Common Stock, par value $0.01 per Share
Underwriting Agreement

[            ], 2005

[            ]
[            ]
[            ]

Ladies and Gentlemen:

        The selling stockholders of Foundation Coal Holdings, Inc., a corporation organized under the laws of Delaware (the "Company"), named in Schedule I hereto (the "Selling Stockholders") propose to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"),                         shares of the common stock, par value $0.01 per share, of the Company (the "Firm Shares").

        The Selling Stockholders also propose to issue and sell to the several Underwriters not more than an additional                        shares of common stock, par value $0.01 per share, of the Company (the "Additional Shares") if and to the extent that                        (the "Managers"), as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.01 per share, of the Company are hereinafter referred to as the "Common Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

        1.    Representations and Warranties.

        (A)  The Company represents and warrants to each Underwriter as set forth below in this Section 1:

          (i)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (ii)   (a) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (c) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the

  Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Managers specifically for inclusion therein.

          (iii)  The Company is not, and after giving effect to the offering and sale of the Shares by the Selling Stockholders, will not be an "investment company" as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

          (iv)  The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

          (v)   Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vi)  The Company and each of its "significant subsidiaries" (as defined in Regulation S-X under the Securities Act) has been duly incorporated or formed and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so incorporated or formed or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (vii) All the outstanding shares of capital stock of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in favor of the lenders under the Company's existing senior secured credit agreement described in the Prospectus or permitted thereunder).

          (viii) (a) This Agreement has been duly authorized, executed and delivered by the Company; and (b) the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (ix)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (x)   No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement (including without limitation the issuance of the Shares), except such (a) as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold or (b) as shall have been obtained or made prior to the Closing Date.

          (xi)  None of the execution and delivery of this Agreement, the sale of the Shares or the consummation of any of the transactions herein contemplated will, as of the Closing Date, conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (a) the charter or bylaws or other organizational document of the Company or any of its significant subsidiaries; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its significant subsidiaries or any of its or their properties other than in the case of clauses (b) and (c), such breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (xii) The consolidated historical financial statements of RAG American Coal Holding, Inc. and its consolidated subsidiaries included in the Prospectus present fairly the financial condition, results of operations and cash flows of RAG American Coal Holding, Inc. and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with Accounting Principles Generally Accepted in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the captions "Summary Historical and Pro Forma Financial Data" and "Selected Historical Consolidated Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein; the pro forma financial statements included in the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the offering of the Shares; the related pro forma adjustments give appropriate effect to those assumptions except that those adjustments exclude the allocation of any fair value adjustments for inventories, owned surface and coal lands, leased mineral rights, property, plant and equipment, coal supply agreements or other intangible assets and the related cost of coal sales, depreciation, depletion or amortization expense that would result from such an allocation; the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus.

          (xiii)   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (xiv)   As of the Closing Date, each of the Company and its subsidiaries will own or lease all such properties as are necessary to the conduct of its operations as presently conducted except as would not reasonably be expected to have a Material Adverse Effect.

          (xv) Neither the Company nor any of its subsidiaries is in violation or default of (a) any provision of its charter or bylaws or any equivalent organizational document; (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (b) and (c), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

          (xvi)   Ernst & Young, LLP, who have audited certain financial statements of RAG American Coal Holding, Inc. and its consolidated subsidiaries and certain financial statements of Foundation Coal Holdings, Inc. and delivered their reports with respect to the audited consolidated financial statements included in the Prospectus, is an independent registered public accounting firm with respect to RAG American Coal Holding, Inc. and Foundation Coal Holdings, Inc. within the meaning of the Act.

          (xvii)   The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (xviii)   No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by its employees or any of its or its subsidiaries' employees, except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (xix)   The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

          (xx) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary, from making any other distribution on such subsidiary's capital stock, from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) (including prohibitions imposed under the Company's existing senior secured credit agreement and the indenture governing the Company's outstanding 7 1/4% senior notes due 2014 described in the Prospectus).

          (xxi)   The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (xxii)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiii)   The Company and its subsidiaries are (a) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (c) have not received notice of any actual or potential liability under any Environmental Law; and (d) have not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or naming as a "potentially responsible party" would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

          (xxiv)   Each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA and the Code except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA or any other liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect.

          (xxv)   No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Prospectus or Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

          (xxvi)   No holders of the Company's Common Stock have rights to include such Common Stock in the Registration Statement.

          (xxvii)   There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications, solely to the extent that the Sarbanes Oxley Act has been applicable to the Company.

        (B)  The Selling Stockholders severally and not jointly represent and warrant to, and agree with, each of the Underwriters and the Company that:

          (i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholders of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholders hereunder, have been obtained; and the Selling Stockholders have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholders hereunder;

          (ii)   The sale of the Shares, the compliance by the Selling Stockholders with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not, in any material respect as of the Closing Date (as defined in Section 4 hereof), conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to (a) the charter or bylaws or other organizational document of such Selling Stockholder (if such Selling Stockholder is a corporate entity); (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or bound or to which its property is subject; or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or any of its properties;

          (iii)  The Selling Stockholders are, and immediately prior to the Closing Date and each Option Closing Date (as defined in Section 2 hereof) the Selling Stockholders will be, the owners of the Shares to be sold by the Selling Stockholders hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares as directed by the Underwriters, to a nominee designated by The Depository Trust Company ("DTC") and the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters and payment therefor pursuant hereto, (a) DTC will be a "protected purchaser" (as defined under Section 8-303 of the Uniform Commercial Code of Delaware (the "Delaware UCC")) provided that it has no "notice" of an adverse claim within the meaning of Section 8-105 of the Delaware UCC, (b) the respective Underwriters will acquire a security entitlement in respect of such Shares under Section 8-501 of the Uniform Commercial Code of New York (the "New York UCC") and (c) no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no "notice" of an adverse claim within the meaning of Section 8-105 of the New York UCC;

          (iv)  The Selling Stockholders have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (v)   To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus used in connection with the offering of the shares (a "Preliminary Prospectus"), the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that it is understood and agreed that, for purposes of this Agreement, including Section 8 hereof, the only such information furnished by the Selling Stockholders consists of the information in the Prospectus contained under the caption "Principal and Selling Stockholders", insofar as it relates to the Selling Stockholders and the beneficial owners of the Selling Stockholders; and

          (vi)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholders will deliver to you prior to or at the Closing Date (as defined in Section 4 hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        Any certificate signed by any officer of the Company or any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Selling Stockholder, as applicable, as to matters covered thereby, to each Underwriter.

        2.    Agreements to Sell and Purchase.    The Selling Stockholders hereby severally and not jointly agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Stockholders at $            a share (the "Purchase Price") the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                        Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        Each Selling Stockholder hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending [    ] days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

        The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (D) grants, issuances, exercises or withholdings under any existing employee benefit plans or related agreements, (E) transfers of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock as a bona fide gift or gifts as a result of the operation of law or testate or intestate succession, (F) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or (G) distributions of shares of Common Stock or any security convertible, exchangeable for or exercisable into Common Stock to limited partners or stockholders of a Selling Stockholder; provided that in the case of any transfer or distribution pursuant to clause (E), (F) or (G), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto and (ii) the undersigned and recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence. In addition, each Selling Stockholder agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [    ] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that a Selling Stockholder may issue to the Company a notice of demand pursuant to the Registration Rights Agreement of the Company dated July 30, 2004 so long as no registration statement is filed during such [    ] day period.

        Each Selling Stockholder severally and not jointly also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Selling Stockholder's shares of Common Stock except in compliance with the foregoing restrictions.

        3.    Terms of Public Offering.    The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $                  a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $                  a share under the Public Offering Price.

        4.    Payment and Delivery.    Payment for the Firm Shares shall be made to each Selling Stockholder by wire transfer in Federal or other funds immediately available in New York City against delivery of such Selling Stockholder's Firm Shares, through the facilities of the DTC, for the respective accounts of

the several Underwriters at 10:00 a.m., New York City time, on [            ], 2005. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Shares shall be made to each Selling Stockholder by wire transfer in Federal or other funds immediately available in New York City against delivery of such Additional Shares, through the facilities of the DTC, for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [            ], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

        The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        5.    Agreements.    The Company agrees with each Underwriter that:

        (a)   The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and will furnish to the Underwriters during the period referred to in paragraph (c) below, as many copies of the Prospectus and any amendments and supplements thereto as they may reasonably request no later than 5:00 p.m., New York City time, on the day immediately following the date hereof.

        (b)   The Company will not make any amendment or supplement to the Prospectus without the prior written consent of the Managers (not to be unreasonably withheld or delayed).

        (c)   If at any time when a prospectus relating to the shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of counsel for the Underwriters and counsel for the Company and for the Selling Stockholders, it is necessary to amend or supplement the Prospectus, as then amended or supplemented, (i) in order that the Prospectus would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) comply with applicable law, the Company will promptly (A) notify the Underwriters of any such event; (B) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (C) supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

        (d)   The Company will arrange, if necessary, for the qualification of the Shares for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or to subject itself to taxation in excess of a nominal amount in respect of doing business in any jurisdiction. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

        (e)   The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (f)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing (or reproduction), delivery (including postage, air freight charges and charges for counting and packaging) and filing of copies of the Preliminary Prospectus, Prospectus and the Registration Statement, and all amendments or supplements to any of the foregoing, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) any stamp or transfer taxes in connection with the sale and delivery of the Shares (iii) the printing (or reproduction) and delivery of this Agreement and any blue sky memorandum delivered to investors in connection with the offering of the Shares; (iv) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (vi) all costs and expenses incident to listing the Shares on the NYSE; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the transportation and other expenses (collectively, the "Road Show Expenses") incurred by or on behalf of the representatives of the Company in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (ix) all other costs and expenses incidental to the performance by the Company and the Selling Stockholders of their obligations hereunder; provided, however, that the Underwriters will pay one half of the cost of any chartered aircraft used in connection with presentations to prospective purchasers of the Shares.

        (g)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Managers with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

        (h)   The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

        (i)

          (A)  Without the prior written consent of [                        ] on behalf of the Underwriters, the Company will not, during the period ending [    ] days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

          (B)  The restrictions contained in the preceding paragraph (A) shall not apply to (1) the Shares to be sold hereunder, (2) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (3) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (4) grants, issuances or exercises under any existing employee benefits plans or (5) the issuance of Common Stock in connection with the acquisition of, or joint venture with, another company; provided that in the case of any transfer, distribution or issuance pursuant to clause (5), (i) each donee, distributee or recipient shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto and (ii) the Company and the recipient shall not be required to, and shall not voluntarily, file a report under the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence.

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the accuracy in all material respects of the representations and warranties of the Company and the Selling Stockholders contained herein at the date hereof, the Closing Date and each Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

        (a)   The Company shall have requested and caused (i) Simpson Thacher & Bartlett LLP, counsel for the Company and the Selling Stockholders, to furnish to the Underwriters their opinion and negative assurance statement, each dated the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriters and substantially in the form of Exhibits B and C hereto; (ii) Bartlit Beck Herman Palenchar & Scott LLP, special counsel to the Company, to furnish to the Underwriters their opinion, dated the Closing Date and, if applicable, the Option Closing Date, and substantially in the form of Exhibit D hereto; and (iii) Greg Walker, Senior Vice President, General Counsel and Secretary of the Company and its subsidiaries, to furnish to the Underwriters his opinion dated the

Closing Date and, if applicable, the Option Closing Date, and substantially in the form of Exhibit E hereto.

        (b)   The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriters, with respect to the sale of the Shares, the Prospectus and Registration Statement and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (c)   The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the Chairman of the Board or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date and, if applicable, the Option Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus and Registration Statement, any amendment or supplement to the Prospectus and Registration Statement and this Agreement and that:

          (i)    the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of the Company in this agreement that are qualified by materiality are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or the Option Closing Date, as the case may be; and

          (ii)   since the date of the most recent financial statements included in the Prospectus and the Registration Statement (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        (d)   At the date hereof and at the Closing Date, the Company shall have requested and caused Ernst & Young LLP to furnish to the Underwriters a "comfort" letter, dated as of the date hereof, a bring-down "comfort" letter, dated as of the Closing Date and, if applicable, the Option Closing Date, and an "agreed-upon procedures" letter, dated as of the Closing Date, in form and substance satisfactory to the Managers, confirming that it is an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Prospectus and Registration Statement.

        All references in this Section 6(d) to the Prospectus and Registration Statement include any amendment or supplement thereto at the date of the applicable letter.

        (e)   The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

        (f)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and, if applicable, the Option Closing Date:

          (i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (g)   Prior to the Closing Date, and, if applicable, the Option Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

        (h)   The Shares shall have been listed on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Managers.

        (i)    On the Closing Date, and, if applicable, the Option Closing Date, the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

        (j)    Each Selling Stockholder shall have furnished or caused to be furnished to you on the Closing Date, and, if applicable, the Option Closing Date, customary certificates of officers of such Selling Stockholder satisfactory to you to the effect that:

          (i)    the representations and warranties of such Selling Stockholder in this Agreement that are not qualified by materiality are true and correct in all material respects, and the representations and warranties of such Selling Stockholder in this agreement that are qualified by materiality are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date, or the Option Closing Date, as the case may be; and

          (ii)   such Selling Stockholder has performed in all material respects all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date or the Option Closing Date, as the case may be.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, letters, evidence and certificates mentioned above in this Section 6 shall not be reasonably satisfactory in form and substance satisfactory to the Managers and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or, if applicable, the Option Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Company, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

        7.    Reimbursement of Expenses.    If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of any of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including any default pursuant to Section 10 hereof, the Company will reimburse the Underwriters severally through the Managers on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

        8.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (subject to the limitations set forth in the proviso to this sentence) agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in the any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom such person asserting such loss, claim, damage or liability purchased the Shares concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where (i) the Company had previously furnished copies of the Prospectus on a timely basis to the Managers, (ii) the untrue statement or omission of a material fact contained in any Preliminary Prospectus was corrected in the Prospectus and (iii) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.

        (b)   The Selling Stockholders will indemnify and hold harmless each Underwriter, the directors, officers and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of each Selling Stockholders pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the public offering price of the Shares as set forth in the Prospectus. The Selling Stockholders shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Selling Stockholders, which consent shall not be unreasonably withheld.

        (c)   Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Stockholder and their respective directors, officers and Affiliates, and each person who controls the Company or a Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Managers specifically for inclusion in the Registration Statement, Preliminary Prospectus or the Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Selling Stockholders acknowledge that, under the heading "Underwriting," the [                        ] paragraphs in the Preliminary Prospectus and Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto.

        (d)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advise of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advise of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Any such separate firm for any Underwriter, its directors, officers and Affiliates and any control person shall be designated in writing by the Managers, any such separate firm for any of the Company, its directors, officers and Affiliates and any control person shall be designated in writing by the Company and any such separate firm for any of the Selling Stockholders shall be designated in writing by such Selling Stockholder. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

        (e)   In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstance. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective obligations and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or a Selling Stockholder within the meaning of either the Act or the Exchange Act and each officer and director of the Company or a Selling Stockholder shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to the applicable terms and conditions of this paragraph (e).

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Shares set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Shares set forth in Schedule II hereto, the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Underwriter or Underwriters to purchase no less than the amount of such unpurchased Shares that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 72 hours after such default and the principal amount of such unpurchased Shares exceeds 10% of the principal amount of such Shares to be purchased on such date, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters, the Company and its counsel shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion and in the sole judgment of the Managers, by notice given to the Company and the Selling Shareholders prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your sole judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your sole judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to                        (fax no.: (    )             ) and confirmed to                        , Attention:                        ; or, if sent to the Company or the Selling Stockholders, will be mailed, delivered or telefaxed to (410) 689-7601 and confirmed to it at 999 Corporate Boulevard, Suite 300, Linthicum Heights, Maryland 21090, attention of the Legal Department.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder. No purchaser of Shares from any Underwriters shall be deemed to be a successor merely by reason of such purchase.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        15.    Counterparts.    This Agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

        16.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        17.    Definitions.    The terms that follow, when used in this Agreement, shall have the meanings indicated.

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commission" shall mean the Securities and Exchange Commission.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Regulation D" shall mean Regulation D under the Act.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
FOUNDATION COAL HOLDINGS, INC.
By:	Name: Title:
Selling Stockholders named on Schedule I hereto
By:	Name: Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

[                                                           ]

By:	Name: Title:

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  Exhibit 1.1
FOUNDATION COAL HOLDINGS, INC.